[TEREX LETTERHEAD]


                     NEWS RELEASE NEWS RELEASE NEWS RELEASE

For  information  contact:  Tom  Gelston,  Director,  Investor  Relations  (203)
222-5943

                TEREX ANNOUNCES TERMINATION OF DISCUSSIONS WITH
                    CATERPILLAR REGARDING MINING BUSINESSES

     WESTPORT, CT, December 10, 2003 -- Terex Corporation (NYSE: TEX) today announced it has terminated discussions with Caterpillar regarding the sale of Terex's mining truck business to Caterpillar and that Terex will not acquire Caterpillar's mining shovel intellectual property. Discussions ended due to an inability to come to financial terms satisfactory to all parties.

     Ronald M. DeFeo, Terex's Chairman and Chief Executive Officer, commented, "We were unable to conclude this deal because of a difference in value. We believe the process has validated the quality of our truck and shovel products. However, the complexity of this transaction, coupled with a need to sell various distribution entities to third party Caterpillar dealers, shifted too much of the risk to Terex shareholders, and I felt this outweighed the strategic logic of the transaction." Mr. DeFeo continued, "We will continue in the mining business with what we believe is the superior electric truck and hydraulic shovel combination in the world. These businesses, including our own local distribution, have had improving performance and profitability and we expect them to continue to be a contributor to earnings. This performance and an improving outlook for worldwide mining equipment, coupled with the positive cash flow currently being generated from Terex's operations, causes us to remain firm in our view on value. We expect to continue to own these businesses and will report operating results accordingly for 2003 and 2004."

Safe Harbor Statement

     The above contains forward-looking information based on Terex's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others:
Terex's business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; the sensitivity of construction, infrastructure and mining activity to interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; the ability of suppliers to timely supply Terex parts and components at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex's ability to timely manufacture and deliver products to customers; Terex's substantial amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; compliance with applicable environmental laws and regulations; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements herein speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

     Terex Corporation is a diversified global manufacturer based in Westport, Connecticut, with 2002 revenues of $2.8 billion. Terex is involved in a broad range of construction, infrastructure, recycling and mining-related capital equipment under the brand names of Advance, American, Amida, Atlas, Bartell, Bendini, Benford, Bid-Well, B.L. Pegson, Canica, Cedarapids, Cifali, CMI, Coleman Engineering, Comedil, CPV, Demag, Fermec, Finlay, Franna, Fuchs, Genie, Grayhound, Hi-Ranger, Italmacchine, Jaques, Johnson-Ross, Koehring, Lectra Haul, Load King, Lorain, Marklift, Matbro, Morrison, Muller, O&K, Payhauler, Peiner, Powerscreen, PPM, Re-Tech, RO, Royer, Schaeff, Simplicity, Square Shooter,
Telelect, Terex, and Unit Rig. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.
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                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com